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                                                                   EXHIBIT 23(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of SouthTrust Corporation of our report dated February 2, 1994 relating to the financial statements of Plant State Bank, which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Dowell & Perez, P.A. has not prepared or certified such "Selected Financial Data."




/s/ DOWELL & PEREZ, P.A.

Tampa, Florida
December 19, 1994